Exhibit 10.1

THE MACERICH COMPANY
2003 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1.	THE PLAN

	1.1	Purpose

	1.2	Administration and Authorization; Power and Procedure.

	1.3	Participation

	1.4	Shares Available for Awards; Share Limits.

	1.5	Grant of Awards.

	1.6	Award Period.

	1.7	Limitations on Exercise and Vesting of Awards.

	1.8	No Transferability; Limited Exception to Transfer Restrictions.

2.	OPTIONS.

	2.1	Grants.

	2.2	Option Price.

	2.3	Limitations on Grant and Terms of Incentive Stock Options.

	2.4	Limits on 10% Holders.

	2.5	Option Repricing/Cancellation and Regrant.

	2.6	Effects of Termination of Employment or Service.

	2.7	Limitation on Exercise of Option Award

3.	STOCK APPRECIATION RIGHTS (INCLUDING LIMITED STOCK APPRECIATION RIGHTS)

	3.1	Grants.

	3.2	Exercise of Stock Appreciation Rights.

	3.3	Payment.

	3.4	Limited Stock Appreciation Rights.

4.	RESTRICTED STOCK AND STOCK UNIT AWARDS

	4.1	Grants.

	4.2	Restrictions.

	4.3	Return to the Corporation.

5.	PERFORMANCE SHARE AWARDS, OTHER STOCK AWARDS AND DIVIDEND EQUIVALENT RIGHTS

	5.1	Grants of Performance Share Awards.

	5.2	Special Performance-Based Share Awards.

	5.3	Grants of Stock Bonuses and Other Awards.

	5.4	Deferred Payments.

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	5.5	Limitations on Awards.

	5.6	Dividend Equivalent Rights.

	5.7	Operating Partnership Units or other Convertible Units.

	5.8	Alternative Payments

6.	OTHER PROVISIONS

	6.1	Rights of Eligible Persons, Participants and Beneficiaries.

	6.2	Adjustments; Acceleration.

	6.3	Effect of Termination of Service on Awards.

	6.4	Compliance with Laws.

	6.5	Tax Matters.

	6.6	Plan and Award Amendments, Termination and Suspension.

	6.7	Privileges of Stock Ownership.

	6.8	Effective Date of the Plan.

	6.9	Term of the Plan.

	6.10	Governing Law/Construction/Severability.

	6.11	Captions.

	6.12	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.

	6.13	Non-Exclusivity of Plan.

	6.14	No Corporate Action Restriction.

	6.15	Other Company Benefit and Compensation Program.

7.	DEFINITIONS

	7.1	Definitions.

8.	NON-EMPLOYEE DIRECTOR FORMULA OPTIONS

	8.1	Participation.

	8.2	Annual Option Grants.

	8.3	Option Price.

	8.4	Option Period and Exercisability.

	8.5	Termination of Directorship.

	8.6	Adjustments; Acceleration.

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THE MACERICH COMPANY
2003 EQUITY INCENTIVE PLAN

1.             THE PLAN

                1.1           Purpose

                The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees (including employees who are officers) and directors of, and certain consultants and advisors to, the Company with awards and incentives for individual service or performance, financial performance of the Company and market performance of the Corporation’s Common Stock. “Corporation” means The Macerich Company, a Maryland corporation and its successors, and “Company” means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 7.

                1.2           Administration and Authorization; Power and Procedure.

                (a)           Committee.  This Plan shall be administered by and all Awards to Eligible Persons shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members. Where the Committee authorizes the issuance of shares under this Plan, the Committee shall adopt a resolution which sets the minimum consideration for the shares to be issued or a formula for its determination, fairly describes any consideration other than money and states any findings required by this Plan or the partnership agreement of The Macerich Partnership, L.P.

                (b)           Plan Awards; Interpretation; Powers of Committee.  Subject to the express provisions of this Plan, the resolutions of the Board approving this Plan, and compliance with Section 2-203 of the Maryland General Corporation Law, the Committee shall have the authority:

                (i)            to determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an Award;

                (ii)           to grant or approve Awards, including Awards issued by its Subsidiaries, to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards, including any performance criteria, consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

                (iii)          to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

                (iv)          to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                (v)           to cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 6.6 and subject to Section 2.5;

                (vi)          to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum term of Awards under Section 1.6; and

                (vii)         to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

The provisions of Article 8 relating to Non-Employee Director Options shall be formulaic and, to the maximum extent possible, self-effectuating. Although the discretion of the Committee extends to those Awards, Board approval or ratification shall be required for any material amendments to any such Award.

                (c)           Binding Determinations/Liability Limitation.  Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

                (d)           Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

                (e)           Delegation.  The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

                1.3           Participation

                Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

                1.4           Shares Available for Awards; Share Limits.

                (a)           Shares Available.  Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

                (b)           Share Limits.

                (i)            The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan shall not exceed 6,000,000 shares (the “Share Limit”); provided that the maximum number of shares of Common Stock that may be delivered pursuant to Awards other than Options and SARs granted under this Plan shall not exceed 3,000,000 shares.

                (ii)           The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 1,950,000 shares.

                (iii)          The maximum number of shares of Common Stock in the aggregate that may be issued under Awards under this Plan (other than Awards granted under Section 8 or shares issued in lieu of cash compensation otherwise payable) granted to Non-Employee Directors shall be 350,000.

                (iv)          The maximum number of shares subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any individual under this Plan shall be limited to 500,000 and the maximum limit on the number of shares in the aggregate subject to all stock-related Awards that during any calendar year are granted to any individual under this Plan shall be 750,000.

                (v)           Each of the foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

                (c)           Calculation of Available Shares and Replenishment.  Shares subject to outstanding Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any option or other right to acquire shares of Common Stock under an Award shall expire or be cancelled or terminated without having been exercised in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, unvested or undelivered shares subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Section 162(m) of the Code. If a

Stock Appreciation Right or similar right is exercised or a Performance Share Award based on the increased market value of a specified number of shares of Common Stock is paid in shares, only the number of shares actually issued shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds shares of Common Stock pursuant to Section 6.5, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 6.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Award and under the Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan. To the extent a performance share award or dividend equivalent is paid in shares of Common Stock, the number of shares of Common Stock (if any) subject to such Performance Share Award or dividend equivalent shall be charged (but in the case of tandem or substituted Awards or dividend equivalents, without duplication) against the maximum number of shares of Common Stock that may be delivered pursuant to Awards under this Plan. Notwithstanding the foregoing provisions, but subject to Section 6.10(c), Awards payable solely in cash shall not reduce the number of shares available for Awards under this Plan and any imputed charges to the maximum number of shares deliverable under this Plan pursuant to Awards payable in shares or cash shall be reversed to the extent the Awards are actually paid in cash. To the extent any shares were previously reserved in respect of such Awards payable in cash or shares, the number of shares not issued shall (except as above expressly provided with respect to withholding under Section 6.5) again be available for purposes of this Plan.

                1.5           Grant of Awards.

                Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

                1.6           Award Period.

                Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, subject to Section 4.1(c), in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

                1.7           Limitations on Exercise and Vesting of Awards.

                (a)           Provisions for Exercise.  Unless the Committee otherwise expressly provides or as provided in or pursuant to Section 6.2, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

                (b)           Procedure.  Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation or its designee approves a notice of such exercise in the form required by the Company from the Participant, together with any required payment made in accordance with Section 2.2 or 8.3, as the case may be.

                (c)           Fractional Shares/Minimum Issue.  Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

                1.8           No Transferability; Limited Exception to Transfer Restrictions.

                (a)           Limit On Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended, (i) Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Awards shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.

                (b)           Exceptions.  The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s immediate family, or charitable institutions, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the Participant and/or members of the Participant’s immediate family or to such other related persons or entities as may be approved by the Committee, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee may establish. Consistent with Section 6.4, any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer (i) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (ii) will not compromise the Corporation’s ability to register shares issuable under this Plan on SEC Form S-8 under the Securities Act or a Subsidiary’s ability to rely on SEC Rule 701 thereunder with respect to Subsidiary interests or securities. Notwithstanding the foregoing, ISOs and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

                (c)           Further Exceptions to Limits On Transfer.  The exercise and transfer restrictions in Section 1.8(a) shall not apply to:

                (i)            transfers to the Corporation,

                (ii)           the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                (iii)          subject to any applicable ISO limitations, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee,

                (iv)          if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

                (v)           the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2.             OPTIONS.

                2.1           Grants.

                One or more Options may be granted under this Article to any Eligible Person. Each Option granted shall be designated in the applicable Award Agreement, by the Committee as either an Incentive Stock Option, subject to Section 2.3, or a Nonqualified Stock Option.

                2.2           Option Price.

                (a)           Pricing Limits.  The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, provided that such price shall be no less than 100% (110% in the case of an Incentive Stock Option granted to a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant and in all cases shall not be less than the par value thereof, payable in any form of lawful consideration specified by the Committee.

                (b)           Payment Provisions.  The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; or (iii) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. In addition to the payment methods described above and to the extent permitted by applicable law, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 6.5. The Corporation shall not be obligated to deliver the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

                2.3           Limitations on Grant and Terms of Incentive Stock Options.

                (a)           $100,000 Limit.  To the extent that the aggregate “Fair Market Value” of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the “Fair Market Value” of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

                (b)           Option Period.  Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.

                (c)           Other Code Limits.  Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that qualifies as a “subsidiary corporation” pursuant to Section 424(f) of the Code. For this purpose, a “subsidiary corporation” means any Subsidiary that is a corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain of corporations owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

                2.4           Limits on 10% Holders.

                No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                2.5           Option Repricing/Cancellation and Regrant.

                Except as provided in or pursuant to Section 6.2, the Committee may not authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price or the number of shares subject to an Award granted under Article 2 or 8 by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment or by substitution of an outstanding Award without prior approval of the Corporation’s stockholders.

                2.6           Effects of Termination of Employment or Service.

                (a)           Options.  Unless otherwise provided in, or by authorized amendment to, the Award Agreement or provided in another applicable agreement with the Participant:

                (i)            Options—Resignation or Dismissal.  If the Participant’s employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the “Severance Date”) (other than Total Disability or death, Retirement, or for Cause (as determined in the discretion of the Committee)), the Participant shall have three months after the Severance Date to exercise any Option to the extent it shall have become exercisable on the Severance Date. In the case of a termination for Cause, the Option shall terminate on the Severance Date. In other cases, the Option, to the extent not exercisable on the Severance Date, shall terminate.

                (ii)           Options—Death or Disability.  If the Participant’s employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, Participant’s Personal Representative or his or her Beneficiary, as the case may be, shall have until 12 months after the Severance Date to exercise any Option to the extent it shall have become exercisable by the Severance Date. Any Option to the extent not exercisable on the Severance Date shall terminate.

                (iii)          Options—Retirement.  If the Participant’s employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant’s Personal Representative or his or her Beneficiary, as the case may be, shall have until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date in the case of an Incentive Stock Option) to the extent it shall have become exercisable by the Severance Date. The Option, to the extent not exercisable on the Severance Date, shall terminate.

                (b)           Certain SARs.  Any SAR granted concurrently or in tandem with an Option shall have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

                (c)           Committee Discretion.  Notwithstanding and without limiting the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment or service with the Company for any reason the Committee may, in its discretion, increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period, upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement.

                (e)           Limitations on Incentive Stock Options.  Notwithstanding the foregoing, to the extent that the post-termination exercise period of an Incentive Stock Option exceeds the limitations under Section 422 the Code, such Option will cease to be treated as Incentive Sock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

                2.7           Limitation on Exercise of Option Award.  No Participant may receive Common Stock upon exercise of an Option to the extent that it will cause such person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit. If a Participant exercises any portion of an Option (by tendering the exercise price to the Corporation) which upon delivery of the Common Stock would cause the holder of the Option to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit, the Corporation shall have the right to deliver to the Participant, in lieu of Common Stock, a check or cash in the amount equal to the Fair Market Value of the Common Stock otherwise deliverable on the date of exercise (minus any amounts withheld pursuant to Section 6.5).

3.             STOCK APPRECIATION RIGHTS (INCLUDING LIMITED STOCK APPRECIATION RIGHTS).

                3.1           Grants.

                In its discretion, the Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

                3.2           Exercise of Stock Appreciation Rights.

                (a)           Exercisability.  Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable. The base price of any SAR related to an Option may be less than the Fair Market Value of the Common Stock on the grant date, provided that such price shall be no less than the exercise price of the related Option.

                (b)           Effect on Available Shares.  To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares shall be charged against the maximum number of shares of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall, however, be reduced by the referenced number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

                (c)           Stand-Alone SARs.  Subject to Sections 1.6 and 1.7, a Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement. The base price of each stand-alone SAR shall be determined by the Committee at the time of the Award, provided that such price shall be no less than 100% of the Fair Market Value of the Common Stock on the date of grant.

                3.3           Payment.

                (a)           Amount.  Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying:

                (i)            the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                (ii)           the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                (b)           Form of Payment.  The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose. Notwithstanding anything contained herein to the contrary, no Participant may receive Common Stock upon the exercise of a Stock Appreciation Right to the extent it will cause such person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit. In the event that a Participant exercises any portion of a Stock Appreciation Right which upon delivery of Common Stock would cause such Participant to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit, the Corporation shall have the right, notwithstanding any election granted to the Participant by the Committee, to deliver a check or cash to the Participant.

                3.4           Limited Stock Appreciation Rights.

                The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event (“Limited SARs”) and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon the Fair Market Value of the Shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.             RESTRICTED STOCK AND STOCK UNIT AWARDS.

Subject to any applicable limitations under applicable law, resolutions of the Board, other generally applicable terms and conditions of this Plan, and such rules and procedures as the Committee may establish from time to time:

                4.1           Grants.

                (a)           Restricted Stock.  The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide, such as in the case of Awards principally for services already rendered, or to the extent provided in an applicable agreement with the Participant. Stock certificates or book entries evidencing shares of Restricted Stock pending the lapse of the restrictions (“Restricted Shares”) shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

                (b)           Stock Units.  The Committee may, in its discretion, authorize and grant to any Eligible Person a Stock Unit Award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other compensation or Award under this Plan. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable agreement or Award and any relevant Company bonus, performance or other service or deferred compensation plan, in form substantially as approved by the Committee.

                (c)           Payouts.  The Committee in the applicable Award Agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Restricted Stock or Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.

                4.2           Restrictions.

                (a)           Pre-Vesting Restraints.  Except as provided in Section 4.1 and 1.8, Restricted Shares comprising any Restricted Stock Award and rights in respect of Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on Restricted Shares have lapsed and the shares issuable pursuant to the Stock Unit Award have been issued.

                (b)           Dividend and Voting Rights.  Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that cease to be eligible for vesting. Restricted Stock Awards (to the extent not also entitled to receive cash dividends) and Stock Unit Awards may include Dividend Equivalent Rights to the extent authorized by the Committee, as provided in Section 5.6.

                (c)           Cash Payments.  If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Stock Unit Award, the Award Agreement shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Shares or Stock Unit Awards which cease to be eligible for vesting.

                4.3           Return to the Corporation.

                Unless the Committee otherwise expressly provides, Restricted Shares or Stock Units that remain subject to conditions to vesting upon restrictions at the time of termination of employment or service or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation or cancelled, as the case may be, unless the Committee otherwise provides in or by amendment to the applicable terms of the Award.

5.             PERFORMANCE SHARE AWARDS, OTHER STOCK AWARDS AND DIVIDEND EQUIVALENT RIGHTS.

                5.1           Grants of Performance Share Awards.

                Subject to Section 6.4, the Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration and subject to any limitations under applicable law, resolutions of the Board, other generally applicable terms and conditions of this Plan) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares, cash or other property to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not more than 10 years (a “performance cycle”) as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant’s death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee may determine.

                5.2           Special Performance-Based Share Awards.

                (a)           General Provisions.  Without limiting the generality of the foregoing, and in addition to qualifying awards granted under other provisions of this Plan (i.e. Options or SARs granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Employees (“Presumptively Qualifying Awards”)), the Committee may authorize and grant to any Eligible Employee, other cash or stock-related performance-based awards, including “performance- based” awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”), whether in the form of restricted stock, stock appreciation rights, performance stock, phantom stock, stock units, Dividend Equivalent Rights (“DERs”), or other rights, whether or not related to stock values or appreciation, and whether payable in cash, Common Stock or a combination thereof. If the Award (other than a Presumptively Qualifying Award) is intended as performance-based compensation under Section 162(m) of the Code, the vesting or payment thereof will depend on the performance of the Company on a consolidated, Subsidiary, segment, division, region or property basis with reference to performance goals relative to one or more of the following business criteria (the “criterion”): funds from operations, EBITDA, stock appreciation, total stockholder return, total revenue growth, net income, occupancy gains, square footage growth, and sales per square foot growth, each as defined in Exhibit B. These terms otherwise are used as applied under generally accepted accounting principles or in the Company’s financial reporting. To qualify Awards as performance-based under Section 162(m), the applicable business criteria and specific performance goal or goals (“targets”) must be established and approved by the Committee during the first 90 days of the year (or before one-quarter of the performance measurement period has elapsed, if such period exceeds one year) and while the performance relating to such targets remains substantially uncertain within the meaning thereof. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. The applicable performance measurement period may be not less than one nor (except as provided in Section 1.6) more than 10 years.

                (b)           Maximum Award.  Grants or awards under this Section 5.2 may be paid in cash or stock or any combination thereof. In no event shall grants of stock-related Awards made in any calendar year to any Eligible Employee under this Plan relate to more than 750,000 shares, subject to adjustment pursuant to Section 6.2. In no event shall grants made to any Eligible Employee under this Plan of Awards payable only in cash and not related to stock provide for payment of more than (x) the lesser of 200% of base salary as of the beginning of the applicable performance period or $800,000, times (y) the applicable number of years (not more than 10) to which the Awards relate in the performance periods. If an Award pursuant to this Section 5.2 is payable in cash or restricted shares, the lesser of the share limit or the dollar limit of this Section 5.2(b) shall apply and, for purposes of such limits, the restricted shares shall be deemed to have a value not less than two-thirds of the Fair Market Value of the Common Stock on the applicable measurement date.

                (c)           Committee Certification.  Except as otherwise permitted to qualify as performance-based compensation under Section 162(m), before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the performance standard, target(s), and the other material terms of the Performance-Based Award were in fact satisfied.

                (d)           Terms and Conditions of Awards.  The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2, including the authority to reduce Awards, to determine payout schedules and the extent of vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. The Committee may provide that in the event a Participant terminates employment or service for any one or more reason during a Plan Year, the Participant shall forfeit all rights to any Award for the Plan Year.

                (e)           Stock Payout Features.  In lieu of cash payment of an Award, the Committee may require or allow a portion of the Award to be paid in the form of stock, Restricted Shares or an Option.

                5.3           Grants of Stock Bonuses and Other Awards.

                Subject to Section 6.4, the Committee may grant a Stock Bonus to any Eligible Person to reward services, contributions or achievements, or in connection with the deferral of compensation, the value of which shall be determined by the Committee, in the manner and on such terms and conditions (including restrictions on such shares, if any) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

                5.4           Deferred Payments.

                The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares or other property that may become due or of cash otherwise payable under this Plan, and provide for accretions to benefits thereon based upon such deferment (including, but not limited to a greater nominal value in shares than in cash or an allowance for interest, dividend equivalents or appreciation rights) at the election or at the request of such Participant or as a mandatory basis as a condition of the Award, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

                5.5           Limitations on Awards.

                Notwithstanding the provisions of this Article 5, in no case may any Award of shares be granted to the extent that it will cause an Eligible Person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit.

                5.6           Dividend Equivalent Rights.

                In its discretion, the Committee may grant to any Eligible Person DERs concurrently with the grant of any Option, Restricted Stock, Stock Unit or other stock-based Award, on such terms as set forth by the Committee in the Award Agreement. DERs shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates, during the period between the date of grant (or such later date as the Committee may set) and the date the stock-based Award is exercised or expires (or such earlier date as the Committee may set), as determined by the Committee. DERs shall be payable in cash or shares, or (to the extent permitted by law) may be subject to such conditions, not inconsistent with Section 162(m) (in the case of Options or SARs, or other Awards intended to satisfy its conditions with respect to deductibility), as may be determined by the Committee.

                5.7           Operating Partnership Units or other Convertible Units.  The Committee may authorize for the benefit of any Eligible Person the issuance of Common Stock or the payment of cash in connection with, or upon exercise, conversion or exchange of, phantom units or other interests in Subsidiaries that are issued by the Subsidiary with the Committee’s approval and any required Board approval and that are convertible or exchangeable into Common Stock, units or cash.

                5.8           Alternative Payments

                The Committee may require or allow all or a portion of an Award under this Article 5 to be paid or credited in the form of shares of Common Stock, Restricted Shares, Stock Units, an Option or other Award.

6.             OTHER PROVISIONS

                6.1           Rights of Eligible Persons, Participants and Beneficiaries.

                (a)           Employment Status.  Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

                (b)           No Employment/Service Agreement.  Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section, however, is intended to adversely affect any express independent right of such person under a separate employment or other agreement other than an Award Agreement.

                (c)           Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

                6.2           Adjustments; Acceleration.

                (a)           Adjustments.  Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the assets of the Corporation as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

                (1)           proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price (which term includes the base price in the case of SARs or similar rights) of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (e) (subject to limitations under Section 6.10(c)) the performance standards appropriate to any or all outstanding Awards, or

                (2)           make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise price of the Award, unless otherwise provided in, or by authorized amendment to, the Award Agreement or provided in another applicable agreement with the Participant.

With respect to any Award of an Incentive Stock Option, in the discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an Incentive Stock Option.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a)(1) above shall nevertheless be made.

                (b)           Automatic Termination upon Settlement.  Without limiting the authority of the Company under Section 6.2(a) or (c), if provision has been made by the Committee for the assumption, substitution, exchange or other settlement (each of the foregoing, a “settlement”) or continuation of at least the vested portion of an outstanding Award pursuant to Section 6.2(a) upon or in anticipation of either (i) a Change in Control Event approved by the Board, or (ii) a reorganization event which the Company does not survive (or does not survive as a public company in respect of its outstanding common stock) then (subject, however, to the terms of such settlement or continuation and any specific terms of the Award or another applicable written agreement to the contrary) the prior outstanding Award shall terminate upon consummation of the event to the extent so provided.

                (c)           Acceleration of Awards Upon Change in Control.  Subject to Sections 8.6, and unless otherwise expressly provided in the Award or another applicable written agreement with the Participant: unless prior to a Change in Control Event the Committee determines that, upon its occurrence, the benefits under any or all Awards shall not be subject to acceleration as provided below or determines that only certain or limited benefits under any or all Awards shall be so accelerated and the extent to which they shall be accelerated, and/or establishes a different time or circumstance in respect of such Event for such acceleration, by the Award Agreement or otherwise, then as to the Awards (or replacement awards) held by any Participant immediately prior to the occurrence of a Qualified Termination upon or not later than 12 months following a Change in Control Event:

                (i)            each Option and Stock Appreciation Right shall become immediately exercisable,

                (ii)           Restricted Stock shall immediately vest free of restrictions, and

                (iii)          each Performance Share Award shall become payable to the Participant.

A “Qualified Termination” for these purposes (i) includes any termination of employment by the Company (other than for Cause or because of the Participant’s death or Total Disability), subject to the actual occurrence of the Change in Control Event, (ii) may include a constructive termination by the Company (such as a termination by the Participant for specified reasons), and (iii) may be deemed (subject to actual occurrence of the Change in Control Event before expiration or other termination of the Award) to include any such termination by the Company in express contemplation of a publicly announced Change in Control Event.

                The Committee may override the provisions regarding acceleration in this Section 6.2(c) by express provision in the Award Agreement or otherwise and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur (subject to Section 6.2(d)), immediately prior to the event.

                (d)           Limitation on Award Adjustments.  To the extent limited by Section 162(m) in the case of an Award intended as a performance-based award for purposes of Section 162(m) and necessary to assure deductibility of the compensation payable under the Award, the Committee shall have no discretion under this Plan (i) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance goal or the exercise of the option or SAR or (ii) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under an Award.

                (e)           No Extension Beyond Expiration.  Notwithstanding the foregoing, in no event shall an Award be reinstated or extended beyond its final expiration date.

                (f)            Possible Rescission of Acceleration.  If the vesting of an Award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

                (g)           Terminology.  As used in this Section 6.2 and without limiting the authority of the Board in other contexts, the term “Committee” includes alternatively, the Board.

                6.3           Effect of Termination of Service on Awards.

                (a)           General.  Subject to Section 2.6, the Committee shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. Unless otherwise provided in the Award or other provision of this Plan or another written agreement with the Participant, the Severance Date shall be the later of (1) the date of termination (for any reason whatsoever) of the Participant’s employment by the Company, in the case of an Award granted to an employee; (2) the date of termination of directorship in the case of an Award granted to or held by a director (or former employee continuing in service as a director); or (3) the date of termination of services to the Company, as determined by the Committee, in the case of an Other Eligible Person. Notwithstanding the foregoing, the Committee may authorize by express provision in or amendment to an Award an extension of the date of termination of the Award if a person’s status after grant changes from one eligible category to another, or in other circumstances that the Committee deems appropriate.

                (b)           Termination of Consulting or Affiliate Services.  If the Participant is not an Eligible Employee or Non-Employee Director and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a written agreement with the Participant or the Award otherwise provides. If in these circumstances the Company notifies the Participant in writing that a termination of services of the Participant for purposes of this Plan has occurred, then (unless the written agreement or Award otherwise expressly provides), the Participant’s termination of services for purposes of

Section 2.6, 3, 4.3 or 5 shall be the date which is 10 days after the Company’s mailing of the notice or, in the case of a termination for Cause, the date of the mailing of the notice.

                (c)           Effect on Unvested Awards.  Unless otherwise provided in the applicable Award Agreement and subject to the other provisions of this Plan, a Restricted Stock Award, Stock Appreciation Right, Performance Share Award, or Stock Unit Award, to the extent such Award has not become exercisable, or vested, as the case may be, as of the applicable Severance Date, shall terminate on the Severance Date without further payment or benefit of any kind; and any Option theretofore outstanding and not exercisable shall terminate. Vested Options and any related SARs are further subject to the provisions of Section 2.6.

                (d)           Events Not Deemed Terminations of Service.  Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Employee on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

                (e)           Effect of Change of Subsidiary Status.  For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary an involuntary termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of the Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary’s change of status.

                6.4           Compliance with Laws.

                This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

                6.5           Tax Matters.

                Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 6.4) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. Shares in no event shall be withheld in excess of the minimum number required for tax withholding under applicable law.

                6.6           Plan and Award Amendments, Termination and Suspension.

                (a)           Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

                (b)           Stockholder Approval.  To the extent then required under Section 2.5 of the Plan, Sections 162, 422 or 424 of the Code or any other applicable law or listing agency, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

                (c)           Amendments to Awards.  Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 1.2(b), 1.6, 2.5 and 6.6(d) and subject to the resolutions of the Board approving the Plan) may make other changes to the terms and conditions of Awards, including without limitation, providing for shorter vesting periods or longer exercise periods for Awards.

                (d)           Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

                (e)           ISO Acceleration.  The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Stock Option under the Code.

                6.7           Privileges of Stock Ownership.

                Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

                6.8           Effective Date of the Plan.

                This Plan is effective as of April 1, 2003 the date of approval by the Board. The Plan shall be submitted for and subject to stockholder approval.

                6.9           Term of the Plan.

                No Award will be granted under this Plan after March 31, 2013 (the “termination date”). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.

                6.10         Governing Law/Construction/Severability.

                (a)           Choice of Law.  This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

                (b)           Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

                (c)           Plan Construction.

                (1)           Rule 16b-3.  It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards or if a particular Award or event does not so qualify.

                (2)           Section 162(m).  It is the further intent of the Company that (to the extent the Company or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Options or SARs granted with an exercise or base price not less than Fair Market Value on the date of grant and performance-based awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

                6.11         Captions.

                Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

                6.12         Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.

                Awards may be granted under this Plan in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security.

                Any such shares that are issued and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the maximum number of shares and awards available for issuance under the Plan.

                6.13         Non-Exclusivity of Plan.

                Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

                6.14         No Corporate Action Restriction.

                The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation’s or any Subsidiary’s capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

                6.15         Other Company Benefit and Compensation Program.

                Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or the Subsidiaries.

7.             DEFINITIONS.

                7.1           Definitions.

                (a)           “Award” means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Stock Unit, Performance Share Award, Dividend Equivalent Right or deferred payment right, convertible security pursuant to Section 5.7, or other right or security that would constitute a “derivative security” under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

                (b)           “Award Agreement” means any writing setting forth the terms of an Award that has been authorized by the Committee.

                (c)           “Award Date” means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Article 8, the applicable dates set forth therein.

                (d)           “Award Period” means the period beginning on an Award Date and ending on the expiration date of such Award.

                (e)           “Beneficial Ownership” shall mean ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

                (f)            “Beneficiary” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

                (g)           “Board” means the Board of Directors of the Corporation.

                (h)           “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement or another applicable agreement with the Participant) a termination of service based upon a finding by the Company, acting in good faith based on its reasonable belief at the time, that the Participant:

                (1)           has failed to perform job duties in a material respect without proper cause; or

                (2)           has materially breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company in a manner injurious to the Company; or has been convicted of a felony; or

                (3)           has materially breached any of the provisions of any agreement with the Company.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.

                (i)            “Change in Control Event” means any of the following:

                (1)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or successor or (iv) any acquisition by any entity pursuant to a transaction that complies with Sections (3)(A), (3)(B) and (3)(C) below;

                (2)           Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                (3)           Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a

“Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (“Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                (4)           Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                (j)            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

                (k)           “Commission” means the Securities and Exchange Commission.

                (l)            “Committee” means the Board or one or more committees appointed by the Board to administer all or certain aspects of this Plan, each committee to be comprised solely of one or more directors or such number as may be required under applicable law or the Corporation’s Articles of Amendment and Restatement or By-Laws. Each member of a Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of Section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of Section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.

                (l)            “Common Stock” means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

                (m)          “Company” means, collectively, the Corporation and its Subsidiaries.

                (n)           “Constructive Ownership” shall mean ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructive Owns” and “Constructively Owned” shall have correlative meanings.

                (o)           “Corporation” means The Macerich Company, a Maryland corporation, and its successors.

                (p)           “Dividend Equivalent Right” means a right authorized under Section 5.6 of this Plan.

                (q)           “Eligible Employee” means an officer (whether or not a director) or key employee of the Company.

                (r)            “Eligible Person” means an Eligible Employee, a Non-Employee Director or any Other Eligible Person, as designated by the Committee in its discretion.

                (s)           “Equity Shares” means shares that are either Common Stock or Preferred Stock.

                (t)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

                (u)           “Fair Market Value” on any date means (1) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date (or if the market has not closed at the applicable time), then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (2) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (3) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (4) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

                (v)           “Incentive Stock Option” means an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

                (w)          “Nonqualified Stock Option” means an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

                (x)            “Non-Employee Director” means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

                (y)           “Option” means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

                (z)            “Other Eligible Person” means any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Company’s securities) to the Company, and who is selected to participate in this Plan by the Committee. An advisor or consultant may be selected as an Other Eligible Person only if such person’s participation in this Plan would not adversely affect (1) the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (2) the Corporation’s or any Subsidiary’s compliance with any other laws applicable to transactions or determinations under this Plan.

                (aa)“Ownership Limit” means 9.8% of the lesser of the number or value of the outstanding Equity Shares of the Corporation, except as otherwise permitted under the charter of the Corporation.

                (bb)“Participant” means an Eligible Person who has been granted an Award under this Plan.

                (cc)“Performance Share Award” means an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

                (dd)“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

                (ee)“Plan” means this 2003 Equity Incentive Plan, as it may be amended from time to time.

                (ff)“Preferred Stock” means the Preferred Stock of the Corporation.

                (gg)“Qualified Termination” is defined in Section 6.2(c).

                (hh)“Restricted Shares” or “Restricted Stock” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

                (ii)“Retirement” means retirement with the consent of the Company, from active service as an employee or officer of the Company or, in the case of a Non-Employee Director, a retirement or resignation as a director, in each case only on or after attaining age 55 with 10 or more years of service or after attaining age 65.

                (jj)“Rule 16b-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

                (kk)“Section 16 Person” means a person subject to Section 16(a) of the Exchange Act.

                (ll)“Securities Act” means the Securities Act of 1933, as amended from time to time.

                (mm)“Severance Date” means the date of termination of employment or service as further defined in Section 6.3.

                (nn)“Stock Appreciation Right” means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

                (oo)“Stock Bonus” means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

                (pp)“Stock Unit” means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as defined by the Committee.

                (qq)“Subsidiary” means The Macerich Partnership, L.P., Macerich Management Company, Macerich Property Management Company, LLC, Westcor Partners, LLC, Westcor Partners Properties, LLC, Macerich Westcor Management, LLC and Westcor Partners of Colorado, LLC, Macerich Queens Limited Partnership, Macerich Queens Expansion, LLC, or any corporation or other entity controlled (by stock ownership or otherwise), directly or indirectly by, or under common control with, the Corporation.

                (rr)“Total Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

8.             NON-EMPLOYEE DIRECTOR FORMULA OPTIONS

                8.1           Participation.

                Awards under this Article 8 shall be made only to Non-Employee Directors and shall be evidenced by Award Agreements approved by the Board or the Committee.

                8.2           Annual Option Grants.

                (a)           Time of Initial Award.  After approval of this Plan by the stockholders of the Corporation, if any person who is not then an officer or employee of the Company shall become a director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase 2,500 shares of Common Stock.

                (b)           Subsequent Annual Awards.  On December 31 in each year during the term of the Plan commencing 2003, there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option (the Award Date of which shall be such date) to each Non-Employee Director then continuing in office to purchase 5,000 shares of Common Stock.

                (c)           Maximum Number of Shares.  Annual grants that would otherwise exceed the maximum number of shares under Section 1.4(a) shall be prorated within such limitation. A Non-Employee Director shall not receive more than one Nonqualified Stock Option under this Section 8.2 in any calendar year.

                8.3           Option Price.

                The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 8.2 hereof shall be 100 percent of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Article shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise. In addition to the payment methods described above and to the extent permitted by applicable law, the Option may be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price. The Corporation shall not be obligated to deliver the shares unless and until it receives full payment of the exercise price therefor.

                8.4           Option Period and Exercisability.

                Each Option granted under this Article 8 and all rights or obligations thereunder shall expire ten years after the Award Date and shall be subject to earlier termination as provided below. Each Option granted under Section 8.2 shall become exercisable upon the date which is six months after the Award Date.

                8.5           Termination of Directorship.

                (a)           If a Non-Employee Director’s services as a member of the Board of Directors terminate due to death or Total Disability, any Option granted pursuant to this Article 8 held by such Participant shall immediately become and shall remain exercisable for one year after the date of such termination and no longer, or until the expiration of the stated term of such Option, whichever first occurs.

                (b)           If a Non-Employee Director’s services as a member of the Board of Directors terminate for any reason other than due to death, Total Disability or for cause, then any Option granted pursuant to this Article 8 which is not then exercisable shall terminate and any Option which is then exercisable shall remain exercisable for one year after the date of such termination and no longer, or until the expiration of the stated term of such Option, whichever first occurs.

                (c)           If a Non-Employee Director’s services as a member of the Board of Directors terminate for cause (as determined under applicable law), the Option shall terminate on the date of such termination.

                8.6           Adjustments; Acceleration.

                Options granted under this Article 8 shall be subject to adjustment as provided in Section 6.2, but only to the extent that such adjustment is generally consistent with adjustments to Options held by persons other than executive officers or directors of the Corporation. Upon the occurrence of a Change in Control Event, each Option granted under Section 8.2 hereof shall become immediately exercisable in full. To the extent that any Option granted under this Article 8 is not exercised prior to (a) a dissolution of the Corporation or (b) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of Section 6.2 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.

EXHIBIT A

PERFORMANCE-BASED BUSINESS CRITERIA

                Funds From Operations means Funds from Operations, as defined by The National Association of Real Estate Investment Trusts at the time of the grant of an Award, for the applicable period, as reflected in the Corporation’s periodic financial reports for the period, on an aggregate, diluted and/or per share basis.

                Stock Appreciation means an increase in the price or value of the Common Stock of the Corporation after the date of grant of an Award and during the applicable period.

                Total Stockholder Return means the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period.

                Occupancy Gains means increases in the occupancy level (leased and occupied areas) of malls and freestanding store area (excluding Anchors) (owned at both the beginning and end of the applicable period) during the period, measured as a percentage of the gross leasable/occupiable area of such properties, as reported to the Committee for inclusion in the Corporation’s reports to the SEC for the applicable period.

                EBITDA means earnings before interest, taxes, depreciation and amortization for the applicable period, as reflected in the Corporation’s financial reports for the applicable period.

                Total Revenue Growth means the increase in total revenues after the date of grant of an Award and during the applicable period, as reflected in the Corporation’s financial reports for the applicable period.

                Net Income means net income as reflected in the Corporation’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis.

                Square Footage Growth means the increase, between the beginning and end of the applicable period, in the square feet of gross leasable mall and free standing stores area (excluding Anchors), as reported to the Committee for inclusion in the Corporation’s reports to the SEC for the applicable period.

                Sales Per Square Foot Growth means the increase in the average sales per square foot of leased space by retailers leasing mall and freestanding stores with 10,000 square feet or less (excluding theaters) that occupied their space during the entire year or other applicable period over the average sales per square foot of leased space by such retailers that occupied their space for the entire preceding year or other preceding applicable period, as reported to the Committee for inclusion in the Corporation’s reports to the SEC for the applicable periods.

                Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (GAAP) and all determinations shall be made in accordance with GAAP, as applied by the Corporation in the preparation of its periodic reports to stockholders.